Exhibit 5.1

355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
May 6, 2022	Chicago	Riyadh
	Dubai	San Diego
Kennedy-Wilson Holdings, Inc.	Düsseldorf	San Francisco
and	Frankfurt	Seoul
Kennedy-Wilson, Inc.	Hamburg	Shanghai
151 S El Camino Drive	Hong Kong	Silicon Valley
Beverly Hills, CA 90212	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re: Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to Kennedy-Wilson Holdings, Inc., a Delaware corporation (“KWH”), and Kennedy-Wilson, Inc., a Delaware corporation (“KW”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale of: (i) shares of common stock, par value $0.0001 per share, of KWH (the “Common Stock”); (ii) one or more series of preferred stock, par value $0.0001 per share, of KWH (the “Preferred Stock”); (iii) warrants of KWH to purchase Common Stock or Preferred Stock (the “Warrants”); (iv) one or more new series of debt securities of KWH (the “KWH Debt Securities”) to be issued pursuant to an Indenture, in the form incorporated by reference as Exhibit 4.3 to the Registration Statement, to be entered into between KWH and the trustee party thereto (the “KWH Trustee”), and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KWH, or of any committee of such Board of Directors, in each case establishing the terms of each such series (collectively, the “KWH Indenture”); (v) one or more new series of debt securities of KW (the “KW New Debt Securities”) to be issued pursuant to either (x) that certain Indenture (the “KW Existing 2014 Base Indenture”), dated as of March 25, 2014, between KW and Wilmington Trust, National Association (“Wilmington”), as trustee, in the form incorporated by reference as Exhibit 4.4 to the Registration Statement, and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KW, or of any committee of such Board of Directors, in each case establishing the terms of each such series; or (y) an Indenture, in the form incorporated by reference as Exhibit 4.3 to the Registration Statement, to be entered into between KW and the trustee party thereto (such trustee, or Wilmington, as applicable, the “KW Trustee”), and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KW, or of any committee of such Board of Directors, in each case establishing the terms of each such series (such Indenture or the KW Existing 2014 Base Indenture, as applicable, in each case together

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with the applicable supplement(s), officer’s certificate(s) or resolutions, collectively, the “KW New Debt Indenture”); (vi) a series of debt securities of KW titled the “4.750% Senior Notes due 2029” (the “2029 Notes”) to be issued pursuant to the KW Existing 2014 Base Indenture, as supplemented by that certain Supplemental Indenture No. 2029-1 (the “2029 Note Supplemental Indenture”), dated as of February 11, 2021, among KW, KWH, the subsidiary guarantors party thereto and Wilmington, as trustee, in the form incorporated by reference as Exhibit 4.4 to the Registration Statement, as the same may be further supplemented from time to time (the KW Existing 2014 Base Indenture, as so supplemented, the “2029 Note Indenture”); (vii) a series of debt securities of KW titled the “5.000% Senior Notes due 2031” (the “2031 Notes”) to be issued pursuant to the KW Existing 2014 Base Indenture, as supplemented by that certain Supplemental Indenture No. 2031-1 (the “2031 Note Supplemental Indenture”), dated as of February 11, 2021, among KW, KWH, the subsidiary guarantors party thereto and Wilmington, as trustee, in the form incorporated by reference as Exhibit 4.5 to the Registration Statement, as the same may be further supplemented from time to time (the KW Existing 2014 Base Indenture, as so supplemented, the “2031 Note Indenture”); (viii) a series of debt securities of KW titled the “4.75% Senior Notes due 2030” (the “2030 Notes”; and the 2030 Notes, together with the 2029 Notes, the 2031 Notes and the KW New Debt Securities, collectively, the “KW Debt Securities”; and the KW Debt Securities, together with the KWH Debt Securities, collectively, the “Debt Securities”) to be issued pursuant to the KW Existing 2014 Base Indenture, as supplemented by that certain Supplemental Indenture No. 2030-1 (the “2030 Note Supplemental Indenture”), dated as of August 23, 2021, among KW, KWH, the subsidiary guarantors party thereto and Wilmington, as trustee, in the form incorporated by reference as Exhibit 4.6 to the Registration Statement, as the same may be further supplemented from time to time (the KW Existing 2014 Base Indenture, as so supplemented, the “2030 Note Indenture”; and the 2030 Note Indenture, together with the 2029 Note Indenture, the 2031 Note Indenture and the KW New Debt Indenture, collectively, the “KW Indentures”; and the KW Indentures, together with the KWH Indenture, collectively, the “Indentures”); (ix) guarantees of the KWH Debt Securities (the “KWH Debt Guarantees”), by one or more of the entities identified in Schedule A hereto or KW (collectively, the “KWH Debt Guarantors”), to be issued pursuant to the applicable KWH Indenture; and (x) guarantees of the KW Debt Securities (the “KW Debt Guarantees”; and the KW Debt Guarantees, together with the KWH Debt Guarantees, collectively, the “Guarantees”), by one or more of the entities identified in Schedule A hereto and KWH (collectively, the “KW Debt Guarantors”; and the KW Debt Guarantors, together with the KWH Debt Guarantors, collectively, the “Guarantors”), to be issued pursuant to the applicable KW Indenture. The Common Stock, Preferred Stock, Warrants, Debt Securities and Guarantees are herein referred to as the “Securities.” The KWH Debt Securities may be convertible into, and the KW Debt Securities may be exchangeable for, shares of Common Stock or Preferred Stock. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between KWH and the party or parties to be identified therein. The Securities will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

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As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, facsimile executed counterparts of the KW Existing 2014 Base Indenture, the 2029 Note Supplemental Indenture, the 2030 Note Supplemental Indenture and the 2031 Note Supplemental Indenture. With your consent, we have relied upon certificates and other assurances of officers of KWH, KW, the Guarantors and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York (and, with respect to our opinions in numbered paragraphs 1, 2, 4, 7 and 10 below, the General Corporation Law of the state of Delaware), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction (or, in the case of Delaware, any other laws) or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the States of California and Delaware are addressed in the letter of Kulik, Gottesman, Siegel & Ware, LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When an issuance of shares of Common Stock has been duly authorized by all necessary corporate action of KWH, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Amended and Restated Certificate of Incorporation of KWH (the “KWH Certificate of Incorporation”), and (b) authorized by the Board of Directors of KWH in connection with the offering contemplated by such Prospectus, such shares of Common Stock will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that KWH will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.

When a series of Preferred Stock has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the KWH Certificate of Incorporation, and (b) authorized by the Board of Directors of KWH in connection with the offering contemplated by such Prospectus, the shares of such series of Preferred Stock so issued and delivered will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that KWH will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

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3.

When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action of KWH), the Warrants will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

4.

When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and when the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the shares of Common Stock or Preferred Stock, as applicable, issuable upon exercise of such Warrants have been duly authorized and reserved for issuance upon exercise of such Warrants by all necessary corporate action of KWH, and, in the case of Preferred Stock, the applicable series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon exercise of such Warrants have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the Warrants and such Warrant Agreement, and in the manner contemplated by such Prospectus, upon exercise of such Warrants, such shares of Common Stock or of such series of Preferred Stock, as applicable, will be validly issued, fully paid, and non-assessable.

5.

When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such KWH Debt Securities will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

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6.

When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KWH Debt Guarantee of such series of KWH Debt Securities by a KWH Debt Guarantor have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Debt Guarantor, and when a supplement to such KWH Indenture providing for such KWH Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Debt Guarantor and KWH and duly executed and delivered, and when such KWH Debt Guarantee has been duly executed, issued and delivered in accordance with such KWH Indenture and such supplement and in the manner contemplated by such Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KWH Debt Guarantee will be a legally valid and binding obligation of such KWH Debt Guarantor, enforceable against such KWH Debt Guarantor in accordance with its terms.

7.

When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such terms provide that such series of KWH Debt Securities are convertible into shares of Common Stock or of a series of Preferred Stock, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the shares of Common Stock or of such series of Preferred Stock, as applicable, issuable upon conversion of such KWH Debt Securities have been duly authorized and reserved for issuance upon conversion of such KWH Debt Securities by all necessary corporate action of KWH, and, in the case of Preferred Stock, such series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when

May 6, 2022

certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon conversion of such KWH Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and such KWH Indenture, and in the manner contemplated by such Prospectus, upon conversion of such KWH Debt Securities, such shares of Common Stock or of such series of Preferred Stock, as applicable, will be validly issued, fully paid, and non-assessable.

8.

When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such KW New Debt Securities will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

9.

When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such series of KW New Debt Securities by a KW Debt Guarantor have been duly established in accordance with such KW Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when a supplement to such KW Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with such KW Indenture and such supplement and in the manner contemplated by such Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

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10.

When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and KWH and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such terms provide that such series of KW New Debt Securities are exchangeable into shares of Common Stock or of a series of Preferred Stock, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and the issuance and delivery of such shares of Common Stock or of such series of Preferred Stock, as applicable, upon exchange of such KW New Debt Securities have been authorized by all necessary corporate action of KWH, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action of KW (assuming the shares of Common Stock or of such series of Preferred Stock, as applicable, issuable upon exchange of such KW New Debt Securities have been duly authorized and reserved for issuance upon exchange of such KW New Debt Securities by all necessary corporate action of KWH, and, in the case of Preferred Stock, such series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon exchange of such KW New Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and such KW Indenture, and in the manner contemplated by such Prospectus, upon exchange of such KW New Debt Securities, such shares of Common Stock or of such series of Preferred Stock, as applicable, will be validly issued, fully paid, and non-assessable.

11.

When the issuance of any 2029 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2029 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2029 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such 2029 Notes will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

12.

When the issuance of any 2029 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2029 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2029 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such 2029 Notes by a KW Debt Guarantor have been duly established in accordance with the 2029 Note Indenture and authorized by all necessary corporate, limited liability company

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or limited partnership action, as applicable, of such KW Debt Guarantor, and when any necessary supplement to the 2029 Note Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with the 2029 Note Indenture and any such supplement and in the manner contemplated by such Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

13.

When the issuance of any 2030 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2030 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2030 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such 2030 Notes will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

14.

When the issuance of any 2030 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2030 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2030 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such 2030 Notes by a KW Debt Guarantor have been duly established in accordance with the 2030 Note Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when any necessary supplement to the 2030 Note Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with the 2030 Note Indenture and any such supplement and in the manner contemplated by such Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

15.

When the issuance of any 2031 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2031 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2031 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such 2031 Notes will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

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16.

When the issuance of any 2031 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2031 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2031 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such 2031 Notes by a KW Debt Guarantor have been duly established in accordance with the 2031 Note Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when any necessary supplement to the 2031 Note Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with the 2031 Note Indenture and any such supplement and in the manner contemplated by such Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (c) waivers of rights or defenses, including those contained in Section 4.4 of the KW Existing 2014 Base Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (f) the creation, validity, attachment, perfection or priority of any lien or security interest; (g) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (h) waivers of broadly or vaguely stated rights; (i) provisions for exclusivity, election or cumulation of rights or remedies; (j) provisions authorizing or validating conclusive or discretionary determinations;

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(k) grants of setoff rights; (l) proxies, powers and trusts; (m) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (n) provisions purporting to make a guarantor primarily liable rather than as a surety; (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed that (i) each of the Warrants, Debt Securities and Guarantees, and the Warrant Agreements and Indentures, and supplements to the foregoing, and other agreements or instruments governing the Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York; (ii) each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto; (iii) each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than KWH, KW and the Guarantor parties thereto, enforceable against each of them in accordance with their respective terms; and (iv) the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments; (b) violations of statutes, rules, regulations or court or governmental orders; or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities. With respect to our opinions in numbered paragraphs 4, 7 and 10 above, we have assumed that the consideration received by KWH in respect of any shares of Common Stock or of any series of Preferred Stock, as applicable, issuable upon exercise of the applicable Warrants, upon conversion of the applicable KWH Debt Securities or upon exchange of the applicable KW Debt Securities, as applicable, is in the form and amount duly provided for by the Board of Directors of KWH and having a value no less than the aggregate par value of such shares.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Schedule A

Guarantors (Other than KWH and KW)

1.	K-W Properties, a California corporation

2.	KWF Investors I, LLC, a Delaware limited liability company

3.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation

4.	KW Summer House Manager, LLC, a Delaware limited liability company

5.	KW Montclair, LLC, a Delaware limited liability company

6.	KW Serenade Manager, LLC, a Delaware limited liability company

7.	K-W Santiago Inc., a California corporation

8.	KW Redmond Manager, LLC, a Delaware limited liability company

9.	Dillingham Ranch Aina LLC, a Delaware limited liability company

10.	68-540 Farrington, LLC, a Delaware limited liability company

11.	KW Dillingham Aina LLC, a Delaware limited liability company

12.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company

13.	Kennedy-Wilson International, a California corporation

14.	Kennedy-Wilson Tech Ltd., a California corporation

15.	KWP Financial I, a California corporation

16.	Kennedy Wilson Auction Group Inc., a California corporation

17.	KWF Manager IV, LLC, a Delaware limited liability company

18.	KW Ireland, LLC, a Delaware limited liability company

19.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation

20.	KWF Investors IV, LLC, a Delaware limited liability company

21.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

22.	KW Investment Adviser, LLC, a Delaware limited liability company

23.	Kennedy-Wilson Capital, a California corporation

24.	KWF Investors VII, LLC, a Delaware limited liability company

25.	KW Residential Capital, LLC, a Delaware limited liability company

26.	KW Boise Plaza, LLC, a Delaware limited liability company

27.	KW Harrington LLC, a Delaware limited liability company

28.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

29	KWF Manager X, LLC, a Delaware limited liability company

30.	KWF Manager XI, LLC, a Delaware limited liability company

31.	KWF Manager XII, LLC, a Delaware limited liability company

32.	KW EU Investors I, LLC, a Delaware limited liability company

33.	KW Richfield Plaza, LLC, a Delaware limited liability company

34.	KW Securities, LLC, a Delaware limited liability company

35.	KW Creekview Shopping Center, LLC, a Delaware limited liability company

36.	KW Victory Land Loan, LLC, a Delaware limited liability company

37.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

38.	KW THE CADENCE, LLC, a Delaware limited liability company

39.	KW EU Investors V, LLC, a Delaware limited liability company

40.	KW 2012T LLC, a Delaware limited liability company

41.	Country Ridge IX, LLC, a Delaware limited liability company

42.	KW EU Investors VII, LLC, a Delaware limited liability company

43.	KW EU Investors VIII, LLC, a Delaware limited liability company

44.	KW EU Investors IX, LLC, a Delaware limited liability company

45.	KW EU Investors X, LLC, a Delaware limited liability company

46.	KW Park Santa Fe, LLC, a Delaware limited liability company

47.	KW Cypress, LLC, a Delaware limited liability company

48.	KW Tacoma Condos, LLC, a Delaware limited liability company

49.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

50.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company

51.	KW Taylor Yard 55, LLC, a Delaware limited liability company

52.	KW Hilltop Manager II, LLC, a Delaware limited liability company

53.	KW 2013J LLC, a Delaware limited liability company

54.	KW Bozeman Investors, LLC, a Delaware limited liability company

55.	KW One Baxter Way GP, LLC, a Delaware limited liability company

56.	KW University Glen Manager, LLC, a Delaware limited liability company

57.	KW Riverdale and 36, LLC, a Delaware limited liability company

58.	KW 400 California Member, LLC, a Delaware limited liability company

59.	KW CIG Management Services, LLC, a Delaware limited liability company

60.	KW Terra West Sponsor, LLC, a Delaware limited liability company

61.	KW Hanover Quay, LLC, a Delaware limited liability company

62.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company

63.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company

64.	KW MW Mullan, LLC, a Delaware limited liability company

65.	KW LV 3 Sponsor, LLC, a Delaware limited liability company

66.	KW Eden Plaza, LLC, a Delaware limited liability company

67.	KW NB LLC, a Delaware limited liability company

68.	KW Camarillo Land, LLC, a Delaware limited liability company

69.	KW Portland Southgate, LLC, a Delaware limited liability company

70.	KW 2013EE LLC, a Delaware limited liability company

71.	KW EU PRS Investor, LLC, a Delaware limited liability company

72.	KW Rosewood Premiere, LLC, a Delaware limited liability company

73.	KW River Pointe Premiere, LLC, a Delaware limited liability company

74.	KW Kawana Springs, a Delaware limited liability company

75.	KW Quebec Participant, LLC, a Delaware limited liability company

76.	KW Quebec Asset Manager, LLC, a Delaware limited liability company

77.	KW Real Estate II Equity, LLC, a Delaware limited liability company

78.	KW Real Estate II Carry, LLC, a Delaware limited liability company

79.	KW Real Estate II GP, LLC, a Delaware limited liability company

80.	KW Sunset CP Participant, LLC, a Delaware limited liability company

81.	KW Sunset CP Asset Manager, LLC, a Delaware limited liability company

82.	KW CP West Hills Participant, LLC, a Delaware limited liability company

83.	KW CP West Hills Asset Manager, LLC, a Delaware limited liability company

84.	KW Linder Road, LLC, a Delaware limited liability company

85.	KW CDO Investor, LLC, a Delaware limited liability company

86.	KW SB Manager, LLC, a Delaware limited liability company

87.	Diamond 1 US, LLC, a Delaware limited liability company

88.	KW Hamilton Landing – Land, LLC, a Delaware limited liability company

89.	KW Rancho Mirage Loan, LLC, a Delaware limited liability company

90.	KW Sunset North, LLC, a Delaware limited liability company

91.	KW Heights Investor, LLC, a Delaware limited liability company

92.	KW Pacifica LLC, a Delaware limited liability company

93.	KW Riverwalk LLC, a Delaware limited liability company

94.	KW ABQ LLC, a Delaware limited liability company

95.	KW F5 Tower, LLC, a Delaware limited liability company

96.	KW Golden State Tower Loan, LLC, a Delaware limited liability company

97.	KW Manhattan Beach Studio Loan, LLC, a Delaware limited liability company

98.	KW RockVue, LLC, a Delaware limited liability company

99.	KWF Manager, LLC, a Delaware limited liability company

100.	KW Moffett Place, LLC, a Delaware limited liability company

101.	KW The Press, LLC, a Delaware limited liability company

102.	KW LPC Investor, LLC, a Delaware limited liability company

103.	KW 50 West, LLC, a Delaware limited liability company

104.	KW OXFORD NORTH, LLC, a Delaware limited liability company

105.	KW EU Capital 2, LLC, a Delaware limited liability company

106.	KW EU Capital 3, LLC, a Delaware limited liability company

107.	KW 134th Street Lofts, LLC, a Delaware limited liability company

108.	KW Ashton Parc Villagio, LLC, a Delaware limited liability company

109.	KW 360 Spear, LLC, a Delaware limited liability company

110.	KW Advanta Office Commons, LLC, a Delaware limited liability company

111.	KW South Bay Galleria, LLC, a Delaware limited liability company

112.	KW 2019B, LLC, a Delaware limited liability company

113.	KW Eisley Sponsor, LLC, a Delaware limited liability company

114.	KW Pine 43, LLC, a Delaware limited liability company

115.	KW ALILA NAPA VALLEY, LLC, a Delaware limited liability company

116.	KW 2019G, LLC, a Delaware limited liability company

117.	KW 2019H, LLC, a Delaware limited liability company

118.	KW ZIA SUNNYSIDE, LLC, a Delaware limited liability company

119.	KW Bend QOF, LLC, a Delaware limited liability company

120.	KW The Charli, LLC, a Delaware limited liability company

121.	KW The Olive, LLC, a Delaware limited liability company

122.	KW Albuquerque Far North, LLC, a Delaware limited liability company

123.	KW MW Cottonwood, LLC, a Delaware limited liability company

124.	Kennedy Wilson Property Equity VII, LLC, a Delaware limited liability company

125.	Kennedy Wilson Property Services VII, LLC, a Delaware limited liability company

126.	KW Multifamily 2021, LLC, a Delaware limited liability company

127.	KW San Vicente Bungalows and Hotel 850, LLC, a Delaware limited liability company

128.	KW Arista Uptown, LLC, a Delaware limited liability company

129.	KW Silver Lake Pool & Inn, LLC, a Delaware limited liability company

130.	KW Encinitas Beach Resort, LLC, a Delaware limited liability company

131.	KW Multifamily 2022, LLC, a Delaware limited liability company

132.	KW-G Multifamily Venture 2 Manager, LLC, a Delaware limited liability company

133.	KW-G Multifamily Co-Invest, LLC, a Delaware limited liability company

134.	KW Park on 20th, LLC, a Delaware limited liability company

135.	KW MetWest on Sunset, LLC, a Delaware limited liability company

136.	KW Coppins Well Member, LLC, a Delaware limited liability company

137.	KW Timbers Kauai Ocean Club, LLC, a Delaware limited liability company

138.	KW Westmoor 7, LLC, a Delaware limited liability company

139.	KW Westmoor 8-10, LLC, a Delaware limited liability company

140.	KW HARDWARE VILLAGE, LLC, a Delaware limited liability company

141.	KW ENCANTO, LLC, a Delaware limited liability company

142.	KW 2021C, LLC, a Delaware limited liability company

143.	KW 2021D, LLC, a Delaware limited liability company

144.	KW 2021E, LLC, a Delaware limited liability company

145.	KW 2021F, LLC, a Delaware limited liability company

146.	KW 2021G, LLC, a Delaware limited liability company

147.	KW 2021H, LLC, a Delaware limited liability company

148.	KW 2021I, LLC, a Delaware limited liability company

149.	KW 2021J, LLC, a Delaware limited liability company

150.	KW 2021K, LLC, , a Delaware limited liability company

151.	KW 2021L, LLC, a Delaware limited liability company

152.	KW 2021M, LLC, a Delaware limited liability company

153.	KW 2021N, LLC, a Delaware limited liability company

154.	KW2021O, LLC, a Delaware limited liability company

155.	KW 2021P, LLC, a Delaware limited liability company

156.	KW 2021Q, LLC, , a Delaware limited liability company

157.	KW 2021R, LLC, a Delaware limited liability company

158.	KW 2021S, LLC, a Delaware limited liability company

159.	KW 2021T, LLC, a Delaware limited liability company

160.	KW 2021U, LLC, a Delaware limited liability company

161.	KW 2021V, LLC, a Delaware limited liability company

162.	KW 2021W, LLC, a Delaware limited liability company

163.	KW 2021X, LLC, , a Delaware limited liability company

164.	KW 2021Y, LLC, a Delaware limited liability company

165.	KW 2021Z, LLC, a Delaware limited liability company

166.	KW 2021AA, LLC, a Delaware limited liability company

167.	KW 2021BB, LLC, a Delaware limited liability company

168.	KW 2021CC, LLC, a Delaware limited liability company

169.	KW 2021DD, LLC, a Delaware limited liability company

170.	KW 2021EE, LLC, a Delaware limited liability company

171.	KW 2021FF, LLC, a Delaware limited liability company

172.	KW 2021GG, LLC, a Delaware limited liability company

173.	KW 2021HH, LLC, a Delaware limited liability company

174.	KW 2021II, LLC, a Delaware limited liability company

175.	KW 2021JJ, LLC, a Delaware limited liability company

176.	KW 2021KK, LLC, a Delaware limited liability company

177.	KW 2021LL, LLC, a Delaware limited liability company

178.	KW 2021MM, LLC, a Delaware limited liability company

179.	KW 2021NN, LLC, a Delaware limited liability company

180.	LW 2021OO, LLC, a Delaware limited liability company

181.	KW 2021PP, LLC, a Delaware limited liability company

182.	KW 2021QQ, LLC, a Delaware limited liability company

183.	KW 2021RR, LLC, a Delaware limited liability company

184.	KW 2021SS, LLC, a Delaware limited liability company

185.	KW 2021TT, LLC, a Delaware limited liability company

186.	KW 2021UU, LLC, a Delaware limited liability company

187.	KW 2021VV, LLC, a Delaware limited liability company

188.	KW 2021WW, LLC, a Delaware limited liability company

189.	KW 2021XX, LLC, a Delaware limited liability company

190.	KW 2021YY, LLC, a Delaware limited liability company

191.	KW 2021ZZ, LLC, a Delaware limited liability company